                                                                     Exhibit 1.4

                     $250,000,000 aggregate principal amount

                            LAMAR ADVERTISING COMPANY

                            2 7/8% Convertible Notes

                                    due 2010

                             Underwriting Agreement

                                                                   June 10, 2003



J.P. MORGAN SECURITIES INC.
277 Park Avenue
New York, New York 10172

MORGAN STANLEY & CO. INCORPORATED
1585 Broadway
New York, NY  10036

As Representatives of the several Underwriters listed in Schedule 1 hereto

Ladies and Gentlemen:

      Lamar Advertising Company, a Delaware corporation (the "Company"), proposes to issue and sell to the several underwriters listed in Schedule 1 hereto (the "Underwriters"), for whom you are acting as representatives (the "Representatives"), $250,000,000 aggregate principal amount of its 2 7/8% Convertible Notes due 2010, (the "Firm Securities") to be issued pursuant to the provisions of an indenture to be dated as of June 16, 2003 between the Company and Wachovia Bank of Delaware, National Association, as trustee (the "Trustee") and a supplemental indenture to be dated June 16, 2003 (collectively, the "Indenture"), and, at the option of the Underwriters, up to an additional $37,500,000 aggregate principal amount of its 2 7/8% Convertible Notes due 2010 (the "Additional Securities"). The Firm Securities and, if and to the extent that such option is exercised, the Additional Securities, are herein collectively referred to as the "Securities." The Securities will be convertible into shares (the "Underlying Securities") of the Company's Class A common stock, par value $0.001 per share (the "Common Stock").

      The Company hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the Securities, as follows:

      1. Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Securities Act"), a registration statement (File No. 333-48288) including a prospectus, relating to the Securities. Such registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430A under the Securities Act to be part of the registration statement at the time of its effectiveness ("Rule 430 Information"), is referred to herein as the "Registration Statement"; and as used herein, the term "Base Prospectus" means the accompanying base prospectus dated November 2, 2000 included in such registration statement (and any amendments thereto), the term "Preliminary Supplemental Prospectus" means any supplement to the Base Prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act, the term "Supplemental Prospectus" means the supplement to the Base Prospectus in the form first used to confirm the sale of the Securities, the term "Preliminary Prospectus" means the Base Prospectus as supplemented by any Preliminary Supplemental Prospectus and the term "Prospectus" means the Base Prospectus as supplemented by the Supplemental Prospectus. Any reference in this Agreement to the Registration Statement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Prospectus, as the case may be, and any reference to "amend," "amendment" or "supplement" with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Exchange Act") that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

      2. Purchase of the Firm Securities by the Underwriters. (a) The Company agrees to issue and sell the Firm Securities to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the principal amount of Firm Securities set forth opposite such Underwriter's name in Schedule 1 hereto at a purchase price equal to 97.5% of the principal amount thereof (the "Purchase Price").

      In addition, the Company agrees to issue and sell the Additional Securities to the several Underwriters as provided in this Agreement, and the Underwriters, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, shall have the option to purchase, severally and not jointly, from the Company the Additional Securities at the Purchase Price.

      If any Additional Securities are to be purchased, the amount of Additional Securities to be purchased by each Underwriter shall be the amount of Additional Securities that bears the same ratio to the principal amount of Additional Securities being purchased as the principal amount of Firm Securities set forth opposite the name of such Underwriter in Schedule 1 hereto

(or such amount increased as set forth in Section 9 hereof) bears to the aggregate principal amount of Firm Securities being purchased from the Company by the several Underwriters, subject, however, to such adjustments to eliminate any fractional amount as the Representatives in their sole discretion shall make.

      The Underwriters may exercise the option to purchase the Additional Securities at any time in whole, or from time to time in part, on or before the thirtieth day following the date of this Agreement, by written notice from the Representatives to the Company. Such notice shall set forth the aggregate amount of Additional Securities as to which the option is being exercised and the date and time when the Additional Securities are to be delivered and paid for, which may be the same date and time as the Closing Date (as hereinafter defined) but shall not be earlier than the Closing Date nor later than the tenth full business day (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 9 hereof). Any such notice shall be given at least two business days prior to the date and time of delivery specified therein.

      (b) The Company understands that the Underwriters intend to make a public offering of the Securities as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Securities on the terms set forth in the Prospectus. The Company acknowledges and agrees that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Securities purchased by it to or through any Underwriter.

      (c) Payment for the Securities shall be made by wire transfer in immediately available funds to the account specified by the Company to the Representatives in the case of the Firm Securities, at the offices of Cahill Gordon & Reindel llp at 9:00 A.M., New York City time, on June 16, 2003, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing or, in the case of the Additional Securities, on the date and at the time and place specified by the Representatives in the written notice of the Underwriters' election to purchase such Additional Securities. The time and date of such payment for the Firm Securities is referred to herein as the "Closing Date" and the time and date for such payment for the Additional Securities, if other than the Closing Date, is referred to herein as the "Additional Closing Date."

      Payment for the Securities to be purchased on the Closing Date or the Additional Closing Date, as the case may be, shall be made against delivery to the Representatives for the respective accounts of the several Underwriters of the Securities to be purchased on such date. Upon delivery, the Securities shall be in global form registered in such names and in such denominations as the Representatives shall request in writing not later than two full business days prior to the Closing Date, or the Additional Closing Date, as the case may be, with any transfer taxes payable in connection with the sale of the Securities duly paid by the Company. The global certificates for the Securities will be made available for inspection by the Representatives in New York,

New York not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date or the Additional Closing Date, as the case may be.

      3. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter on and as of the date hereof and the Closing Date (as defined in Section 2) that:

      (a) Registration Statement and Prospectus. The Registration Statement has been declared effective by the Commission. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; the Base Prospectus, at the time of filing thereof, complied in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and as of the applicable filing date of the Supplemental Prospectus and any amendment or supplement thereto and as of the Closing Date and as of the Additional Closing Date, as the case may be, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Prospectus and any amendment or supplement thereto.

      (b) Incorporated Documents. The documents incorporated by reference in the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Securities Act or the Securities Exchange Act of 1934, as amended, and the rules and regulation of the Commission thereunder (collectively, the "Exchange Act"), as applicable, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

      (c) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and Prospectus, and is duly registered or qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify or be in good standing does not, individually or in the aggregate, have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and its Subsidiaries (as hereinafter defined), taken as a whole (a "Material Adverse Effect").

      (d) Each of the Company's consolidated subsidiaries (collectively, the "Subsidiaries") is listed in Annex A hereto. Each Subsidiary is a corporation, limited liability company or partnership duly organized, validly existing and in good standing in the jurisdiction of its organization, with full corporate, limited liability company or partnership power and authority, as the case may be, to own, lease and operate its properties and to conduct its business as described in the Registration Statement and Prospectus, and is duly registered or qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of such Subsidiary; all the outstanding shares of capital stock or other equity interest of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, and, except as set forth in the Registration Statement and Prospectus, are owned by the Company directly, or indirectly through one of the other Subsidiaries free and clear of any lien, adverse claim, security interest, equity or other encumbrance except for any such lien, adverse claim, security interest, equity or other encumbrance that would not reasonably be expected, individually or in the aggregate, to materially impair the value of such shares or other equity interests and, except for the liens under the Credit Agreement, dated as of March 7, 2003, as amended to the date hereof (the "Senior Credit Facility"), among the Company, the guarantor parties thereto, the several lenders from time to time parties thereto and JPMorgan Chase Bank, as administrative agent, as described in the Registration Statement and Prospectus.

      (e) The Company has an authorized capitalization as set forth in the Registration Statement and Prospectus under the heading "Capitalization" and all of the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable.

      (f) The Company has full right, power and authority to execute and deliver this Agreement, the Indenture, the Supplemental Indenture, the Securities and the Underlying Securities (collectively, the "Transaction Documents") and to perform its obligations hereunder and thereunder; and all corporate action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated hereby and thereby has been duly and validly taken.

      (g) This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company.

      (h) The Indenture, as supplemented by the Supplemental Indenture, has been duly authorized by the Company and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law). On the Closing Date, the Indenture, as supplemented by the Supplemental Indenture, will conform in all material respects to the requirements of the Trust Indenture Act and the rules and regulations of the Commission applicable to an indenture that is qualified thereunder.

      (i) The Securities have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture, as supplemented by the Supplemental Indenture, and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law).

      (j) Shares of the Company's capital stock outstanding prior to issuance of the Securities have been duly authorized and are validly issued, fully paid and nonassessable and will conform to the description thereof in the Prospectus; and the issuance of the Securities is not subject to any preemptive or similar rights.

      (k) The Underlying Securities issuable upon conversion of the Securities have been duly authorized and reserved and, when issued upon conversion of the Securities in accordance with the terms of the Securities, will be validly issued, fully paid and nonassessable, and the issuance of the Underlying Securities will not be subject to any preemptive or similar rights.

      (l) Each Transaction Document conforms in all material respects to the description thereof contained in the Registration Statement and Prospectus.

      (m) None of the issuance or sale of the Securities, the execution, delivery or performance of the Transaction Documents by the Company or the consummation by the Company of the transactions contemplated thereby (i) requires any consent, approval, authorization or other order of or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may be required under the Securities Act and applicable state securities laws or conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the certificate or articles of incorporation or bylaws, the certificate of formation or operating agreement, or the partnership agreement, or other organizational documents, of the Company or any of its Subsidiaries or (ii) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, any agreement, indenture, lease or other instrument to which the Company or any of its Subsidiaries is a party or by which any of them or any of their respective properties may be bound, or violates or will violate any statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Company or any of its Subsidiaries or any of their respective properties, or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of the property or assets of any of them is subject.

         (n) KPMG LLP, who have certified certain of the financial statements of the Company included in or incorporated by reference into the Registration Statement and Prospectus (and any amendment or supplement thereto) are independent public accountants with regard to the Company.

         (o) The historical financial statements, together with related schedules and notes, included in or incorporated by reference into the Registration Statement and Prospectus (and any amendment or supplement thereto) comply as to form in all material respects with the requirements applicable to a registration statement on Form S-3 under the Securities Act; such historical financial statements, together with related schedules and notes, present fairly the consolidated financial position, results of operations, cash flows and changes in financial position of the entities to which they relate on the basis stated in the Registration Statement and Prospectus at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data included in or incorporated by reference into the Registration Statement and Prospectus (and any amendment or supplement thereto) are accurately presented in all material respects and prepared on a basis consistent in all material respects with such financial statements and the books and records of the entities to which they relate.

         (p) There are no legal or governmental proceedings pending or, to the Company's knowledge, threatened, against the Company or any of the Subsidiaries, or to which the Company or any of the Subsidiaries is a party, or to which any of their respective properties is subject, that are required to be described in the Registration Statement and Prospectus but are not so described as required; and all pending legal or governmental proceedings to which the Company or any of the Subsidiaries is a party or that affect any of their respective properties including ordinary routine litigation incidental to the business, that are not described in the Registration Statement and Prospectus and as to which an adverse determination is not remote, would not, if determined adversely to the Company or any of the Subsidiaries, individually or in the aggregate, result in a Material Adverse Effect.

         (q) No action has been taken and no statute, rule, regulation or order has been enacted, adopted or issued by any governmental agency or body that prevents the issuance or sale of the Securities or suspends the issuance or sale of the Securities in any jurisdiction; no injunction, restraining order or order of any nature by any federal or state court of competent jurisdiction has been issued with respect to the Company or any of the Subsidiaries that would prevent or suspend the issuance or sale of the Securities or the use of the Registration Statement and Prospectus in any jurisdiction; no action, suit or proceeding is pending against or, to the knowledge of the Company, threatened against or affecting the Company or any of the Subsidiaries before any court or arbitrator or any governmental agency, body or official, domestic or foreign, which could reasonably be expected to interfere with or adversely affect the issuance or sale of the Securities or in any manner draw into question the validity or enforceability of any of the Transaction Documents or any action taken or to be taken pursuant thereto; and the Company has complied with any and all requests by any securities authority in any jurisdiction for additional information to be included in the Registration Statement and Prospectus.

         (r) Neither the Company nor any of the Subsidiaries is in violation (i) of its certificate or articles of incorporation or bylaws, certificate of formation or operating agreement, or partnership agreement, or other organizational documents, or (ii) of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of the Subsidiaries, including, without limitation, (x) any foreign, Federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (y) any Federal or state law relating to discrimination in the hiring, promotion or pay of employees or any applicable federal or state wages and hours laws, or (z) any provisions of the Employee Retirement Income Security Act or the rules and regulations promulgated thereunder (collectively, "ERISA"), or of any decree of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries except for, in the case of the foregoing clause (ii), such violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         (s) Neither the Company nor any of the Subsidiaries is in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any other agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, except for such defaults which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         (t) The Company and each of the Subsidiaries has such permits, licenses, franchises and authorizations including, without limitation, under any applicable Environmental Laws, of governmental or regulatory authorities ("permits") as are necessary to own its respective properties and to conduct its business in the manner described in the Registration Statement and Pro-spectus, subject to such qualifications as may be set forth in the Registration Statement and Prospectus and with such exceptions as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; the Company and each of the Subsidiaries has fulfilled and performed all its material obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time or both would allow, revocation or termination thereof or result in any other material impairment of the rights of the holder of any such permit, subject in each case to such qualification as may be set forth in the Registration Statement and Prospectus; and, except as described in the Registration Statement and Prospectus, none of such permits contains any restriction that is materially burdensome to the Company or any of the Subsidiaries.

         (u) The Company and each of the Subsidiaries have filed all tax returns required to be filed, which returns are complete and correct in all material respects, and neither the Company nor any Subsidiary is in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto, except for such failures to file or defaults in payment of a character which would not reasonably be expected to have a Material Adverse Effect.

         (v) The Company is not now, and after sale of the Securities to be sold hereunder and application of the net proceeds from such sale as described in the Registration Statement and Prospectus under the caption "Use of proceeds" will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         (w) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         (x) Except as described in the Registration Statement and Prospectus, the Company and each of the Subsidiaries maintain insurance of the types and in the amounts that are reasonable for the businesses operated by them, including, but not limited to, insurance covering real and personal property owned or leased by the Company and the Subsidiaries against theft, damage, destruction, acts of vandalism and liability, all of which insurance is in full force and effect.

         (y) The Company and the Subsidiaries own or possess all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets and rights described in the Registration Statement and Prospectus as being owned by them or any of them or necessary for the conduct of their respective businesses and the Company is not aware of any claim to the contrary or any challenge by any other person to the rights of the Company and the Subsidiaries with respect to the foregoing.

         (z) Each of the Company and the Subsidiaries has good and marketable title to all property (real and personal) described in the Registration Statement and Prospectus as being owned by it, free and clear of all liens, claims, security interests or other encumbrances except such as are described in the Registration Statement and Prospectus or which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or materially impair the value of such property to the Company or such Subsidiary, as the case may be, and all the property described in the Registration Statement and Prospectus as being held under lease or sublease by each of the Company and the Subsidiaries is held by it under valid, subsisting and enforceable leases or subleases with such exceptions as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or materially impair the value of such leasehold estate to the Company or such Subsidiary, as the case may be, and such leases and subleases are in full force and effect; neither the Company nor any of the Subsidiaries has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of the Subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or any of the Subsidiaries to the continued possession of the leased or subleased premises under any such lease or sublease, which claim could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         (aa) No labor problem exists with the employees of the Company or any of the Subsidiaries or, to the knowledge of any of the Issuers, is imminent that, in either case, could, individually or in the aggregate, reasonably be expected to result in any Material Adverse Effect.

         (bb) No "prohibited transaction" (as defined in ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the "Code")) or "accumulated funding deficiency" (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred with respect to any employee benefit plan of the Company or any of the Subsidiaries which could reasonably be expected to have a Material Adverse Effect; each such employee benefit plan is in compliance in all material respects with applicable law, including ERISA and the Code; the Company and each of the Subsidiaries have not incurred and do not expect to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any pension plan for which the Company or any of the Subsidiaries would have any liability; and each such pension plan that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which could reasonably be expected to cause the loss of such qualification.

         (cc) Neither the Company nor any of the Subsidiaries nor, to the Company's knowledge, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of the Subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977 or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

         (dd) The Company is not, and will not be, after giving effect to the issuance of the Securities and the execution, delivery and performance of this Agreement, the Indenture and the Supplemental Indenture and the consummation of the transactions contemplated hereby and thereby, (i) insolvent, (ii) left with unreasonably small capital with which to engage in its anticipated businesses or
(iii) incurring debts beyond its ability to pay such debts as they mature.

         (ee) Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Company as described in the Registration Statement and Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board").

         (ff) Neither the Company nor any of the Subsidiaries is a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company or the Underwriters for a brokerage commission, finder's fee or like payment in connection with the offering and sale of the Securities.

         (gg) The Company has not distributed and, prior to the later to occur of (i) the Closing Date and (ii) completion of the distribution of the Securities, will not distribute any offering material in connection with the offering and sale of the Securities other than the Registration Statement and Prospectus.

         (hh) The Company has not taken, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Securities to facilitate the sale or resale of the Securities.

         (ii) No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) contained in the Registration Statement and Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

         (jj) The Company has complied with all provisions of Florida Statutes,
Section 517.075, relating to issuers doing business with Cuba.

         (kk) Except as disclosed in the Registration Statement and Prospectus, subsequent to the respective dates as of which such information is given in the Registration Statement and Prospectus, neither the Company nor any of the Subsidiaries has incurred any liability or obligation, direct or contingent, or entered into any transaction, not in the ordinary course of business, that is material to the Company and the Subsidiaries, taken as a whole, and there has not been any change in the capital stock, or material increase in the short-term debt or long-term debt, of the Company or any of the Subsidiaries, or any material adverse change, or any development in-volving, or which may reasonably be expected to involve, a prospective material adverse change, in the condition (financial or other), business, properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole.

         (ll) Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Registration Statement and Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

         4. Further Agreements of the Company. The Company covenants and agrees with each Underwriter that:


         (a) Effectiveness of the Registration Statement. The Company will file the Supplemental Prospectus with the Commission within the time periods specified by Rule 424(b) under the Securities Act and to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities and the Company will furnish copies of the supplemental Prospectus to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request.

         (b) Delivery of Copies. The Company will deliver upon request without charge, (i) to the Representatives, five signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and documents incorporated by reference therein; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) and (B) during the Prospectus Delivery Period, as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) as the Representatives may reasonably request. As used herein, the term "Prospectus Delivery Period" means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered in connection with sales of the Securities by any Underwriter or dealer.

         (c) Amendments or Supplements. Before filing any amendment or supplement to the Registration Statement or the Prospectus, the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed amendment or supplement for review and will not file any such proposed amendment or supplement to which the Representatives reasonably object.

         (d) Notice to the Representatives. The Company will advise the Representatives promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective;
(ii) when any supplement to the Prospectus or any amendment to the Prospectus has been filed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose; (v) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading; and (vi) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

         (e) Ongoing Compliance of the Prospectus. If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

         (f) Blue Sky Compliance. The Company will qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Securities; provided, however, that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

         (g) Earning Statement. The Company will make generally available to its security holders and the Representatives as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act.

         (h) Clear Market. For a period of 90 days after the date of the date of this Agreement, the Company will not (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the common stock, whether any such transaction described in clause
(i) or (ii) above is to be settled by delivery of common stock or such other securities, in cash or otherwise, without the prior written consent of J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated, other than (1) the Securities to be sold hereunder, (2) the issuance of shares of Underlying Securities upon conversion of the Securities, (3) the issuance of shares of the Company's common stock upon the exercise of options, warrants or other rights exercisable for or the conversion of securities convertible into shares of the Company's common stock outstanding as of the date of the Supplemental Prospectus set forth on Schedule 2 hereto, (4) (x) the issuance of or the agreement to issue up to $10 million aggregate market value in any one transaction and (y) the issuances of or the agreements to issue an aggregate of $20 million aggregate market value for all transactions, in each case of shares of Class A Common Stock registered but not yet issued, under the Company's Registration Statement on Form S-4 (333-48266) during the period commencing 30 days after the date of this Agreement and terminating 90 days after the date of this Agreement,
(5) any shares issued pursuant to the Company's 2000 Employee Stock Purchase Plan and (6) any shares of common stock of the Company issued upon the exercise of options granted pursuant to the Company's 1996 Equity Incentive Plan or any substitute plan. For the avoidance of doubt, "common stock" shall refer to the Company's Class A Common Stock and Class B Common Stock.

         (i) Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities as described in the Prospectus under the heading "Use of Proceeds".

         (j) No Stabilization. The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Company's common stock to facilitate the sale of the Securities.

         (k) Exchange Listing. The Company will use its best efforts to list for quotation the Underlying Securities on the National Association of Securities Dealers Automated Quotations National Market (the "Nasdaq National Market"), if required by applicable rules.

         (l) Reports. So long as the Securities are outstanding, the Company will furnish to the Representatives, as soon as they are available, copies of all reports or other communications (financial or other) furnished to holders of the Securities, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system.

         5. Conditions of Underwriters' Obligations. The obligation of each Underwriter to purchase the Firm Securities on the Closing Date or the Additional Shares on the Additional

Closing Date, as the case may be, as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

         (a) Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose shall be pending before or threatened by the Commission; the Prospectus shall have been timely filed with the Commission under the Securities Act and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

         (b) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date or the Additional Closing Date, as the case may be; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or the Additional Closing Date, as the case may be.

         (c) No Downgrade. Subsequent to the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded any securities or preferred stock of or guaranteed by the Company or any of its subsidiaries by any "nationally recognized statistical rating organization", as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any securities or preferred stock of or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).

         (d) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement or, if earlier, the dates as of which information is given in the Prospectus (exclusive of any amendment or supplement thereto), there shall not have been any decrease in the capital stock or increase in the long-term debt or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, business or prospects of the Company and the Subsidiaries taken as a whole, the effect of which, in any such case described above, is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement and the Prospectus (exclusive of any amendment or supplement thereto).

     (e) Officer's Certificate. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, a certificate of the chief financial officer or chief accounting officer of the Company and one additional senior executive officer of the Company who is satisfactory to the Representatives (i) confirming that such officers have carefully reviewed the Registration Statement and the Prospectus and, to the best knowledge of such officers, the representation set forth in Sections 3(a) and 3(b) hereof is true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date and (iii) to the effect set forth in paragraphs (a), (c) and
(d) above.

         (f) Comfort Letters. The Company shall have furnished to the Underwriters a letter (the "Initial Letter") from KPMG LLP, addressed to the Underwriters and dated the date hereof, in form and substance satisfactory to the Underwriters. The Company shall also have furnished to the Underwriters a letter (the "Bring-Down Letter") from KPMG LLP, addressed to the Underwriters and dated the Closing Date or the Additional Closing Date, as the case may be,
(i) confirming that they are independent public accountants with respect to the entities referenced in such letter within the meaning of Rule 101 of the Code of Professional Conduct of the AICPA and its interpretations and rulings thereunder, (ii) stating, as of the date of the Bring-Down Letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Registration Statement and Prospectus, as of a date not more than three business days prior to the date of the Bring-Down Letter), that the conclusions and findings of such accountants with respect to the financial information and other matters covered by the Initial Letter are accurate and (iii) confirming in all material respects the conclusions and findings set forth in the Initial Letter.

         (g) Opinion of Counsel to the Company.

                  (i) Palmer & Dodge LLP shall have furnished to the Underwriters their written opinion, as counsel to the Company, addressed to the Underwriters and dated the Closing Date or the Additional Closing Date, as the case may be, in form and substance reasonably satisfactory to the Initial Purchasers, substantially to the effect set forth in Annex B hereto.

                  (ii) Kean, Miller, Hawthorne, D'Armond, McCowan & Jarman, L.L.P. shall have furnished to the Underwriters their written opinion, as counsel to the Company, addressed to the Underwriters and dated the Closing Date or the Additional Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters, substantially to the effect set forth in Annex C hereto.

                  (iii) James R. McIlwain, Esq. shall have furnished to the Underwriters his written opinion, as general counsel to the Company, addressed to the Underwriters and dated the Closing Date or the Additional Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters, substantially to the effect set forth in Annex D hereto.

         (h) Opinion of Counsel for the Underwriters. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion of Cahill Gordon & Reindel LLP, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

         (i) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Securities or the Underlying Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Securities.

         (j) Good Standing. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, satisfactory evidence of the good standing of the Company and its subsidiaries in their respective jurisdictions of organization and their good standing as foreign entities in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

         (k) Lock-up Agreements. The "lock-up" agreements, each substantially in the form of Annex E hereto, between you and certain shareholders, officers and directors of the Company relating to sales and certain other dispositions of shares of common stock or certain other securities, delivered to you on or before the date hereof, shall be full force and effect on the Closing Date or Additional Closing Date, as the case may be.

         (l) Additional Documents. On or prior to the Closing Date or the Additional Closing Date, as the case may be, the Company shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

         All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

         6. Indemnification and Contribution.


         (a) Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (or any amendment or supplement thereto) or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information re-lating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.

         (b) Indemnification of the Company. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus (or any amendment or supplement thereto), it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the third, sixth, eighth and tenth paragraphs in each case under the heading "Underwriting" in the Prospectus.

         (c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the "Indemnified Person") shall promptly notify the person against whom such indemnification may be sought (the "Indemnifying Person") in writing; provided, however, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 6 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further, however, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 6. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 6 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing in-terests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

         (d) Contribution. If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Securities and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Securities. The relative fault of the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         (e) Limitation on Liability. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 6, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceed the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 6 are several in proportion to their respective purchase obligations hereunder and not joint.

         (f) Non-Exclusive Remedies. The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

         7. Effectiveness of Agreement. This Agreement shall become effective upon the later of the execution and delivery hereof by the parties hereto.

         8. Termination. This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date or, in the case of the Additional Securities, prior to the Additional Closing Date (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the

United States, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement and the Prospectus; or (v) a material disruption in securities settlement, payment or clearance services in the United shall have occurred.

         9. Defaulting Underwriter. (a) If, on the Closing Date or the Additional Closing Date, as the case may be, any Underwriter defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder on such date, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date or the Additional Closing Date, as the case may be, for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term "Underwriter" includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 9, purchases Securities that a defaulting Underwriter agreed but failed to purchase.

         (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate number of Securities that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, does not exceed one-eleventh of the aggregate amount of Securities to be purchased on such date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the amount of Securities that such Underwriter agreed to purchase hereunder on such date plus such Underwriter's pro rata share (based on the amount of Securities that such Underwriter agreed to purchase on such date) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

         (c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate amount of Securities that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, exceeds one-eleventh of the aggregate amount of Securities to be purchased on such date, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement or, with respect to any Additional Closing Date, the obligation of the Underwriters to purchase Securities on the Additional

Closing Date, as the case may be, shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 9 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 10 hereof and except that the provisions of Section 6 hereof shall not terminate and shall remain in effect.

         (d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

         10. Payment of Expenses. (a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Company's counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriters); (vi) the costs and charges of any transfer agent and any registrar; (vii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, the National Association of Securities Dealers, Inc.

         (b) If (i) this Agreement is terminated pursuant to Section 8, (ii) the Company for any reason fails to tender the Securities for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Securities for any reason permitted under this Agreement, the Company agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

         11. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to in Section 6 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

         12. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of the Company or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Underwriters.

         13. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term "affiliate" has the meaning set forth in Rule 405 under the Securities Act; (b) the term "business day" means any day other than a day on which banks are permitted or required to be closed in New York City; (c) the term "subsidiary" has the meaning set forth in Rule 405 under the Securities Act; and (d) the term "significant subsidiary" has the meaning set forth in Rule 1-02 of Regulation S-X under the Exchange Act.

         14. Miscellaneous. (a) Authority of the Representatives. Any action by the Underwriters hereunder may be taken by J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated on behalf of the Underwriters, and any such action taken by J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated shall be binding upon the Underwriters.

         (b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives c/o J.P. Morgan Securities Inc., 277 Park Avenue, New York, New York 10172 (fax: (212) 622-8358); Attention: Henry K. Wilson; and Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10020 (fax: (212) 761-0538); Attention: GCMS Desk. Notices to the Company shall be given to it at Lamar Advertising Company, 55551 Corporate Blvd., Baton Rouge, Louisiana 70808 (fax: (225) 928-3400); Attention: James R. McIlwain, Esq.

         (c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         (d) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

         (e) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent to or approval of any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

         (f) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

         If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

                                        Very truly yours,

                                        LAMAR ADVERTISING COMPANY



                                        By:   /s/ Keith Istre
                                            ------------------------------------
                                            Name:  Keith Istre
                                            Title: Chief Financial Officer

Accepted:  June 10, 2003

For themselves and on behalf of
the several Underwriters listed
in Schedule 1 hereto.

J.P. MORGAN SECURITIES INC.


By:    /s/ J. Andrew Sanford
    ---------------------------
    Name:  J. Andrew Sanford
    Title: Managing Director

MORGAN STANLEY & CO. INCORPORATED


By:    /s/ Trevor R. Burgess
    ---------------------------
    Name:  Trevor R. Burgess
    Title: Vice President

                                                                      Schedule 1

                                                Principal Amount of
Underwriter                                     Firm Securities Purchased
-----------                                     -------------------------
J.P. Morgan Securities Inc.                      $ 87,500,000
Morgan Stanley & Co. Incorporated                  87,500,000
Goldman, Sachs & Co.                               37,500,000
Wachovia Securities, LLC                           37,500,000

                                          Total: $250,000,000
                                                 -------------------

                                                                         ANNEX A

                           SUBSIDIARIES OF THE COMPANY

                                             STATE OR OTHER JURISDICTION
                                                 OF INCORPORATION OR
                                             ORGANIZATION AS SPECIFIED IN
SUBSIDIARY                                          ITS CHARTER

American Signs, Inc.                                 Washington
Canadian TODS Limited                                Nova Scotia, Canada
Colorado Logos, Inc.                                 Colorado
Delaware Logos, L.L.C.                               Delaware
Florida Logos, Inc.                                  Florida
Hardin Development Corporation                       Florida
Kansas Logos, Inc.                                   Kansas
Kentucky Logos, LLC                                  Kentucky
Lamar Advertising of Colorado Springs, Inc.          Colorado
Lamar Advertising of Kentucky, Inc.                  Kentucky
Lamar Advertising of Michigan, Inc.                  Michigan
Lamar Advertising of South Dakota, Inc.              South Dakota
Lamar Advertising of Youngstown, Inc.                Delaware
Lamar Air, L.L.C.                                    Louisiana
Lamar Electrical, Inc.                               Louisiana
Lamar OCI North Corporation                          Delaware
Lamar OCI South Corporation                          Mississippi
Lamar Pensacola Transit, Inc.                        Florida
Lamar Tennessee, L.L.C.                              Tennessee
Lamar Texas General Partner, Inc.                    Louisiana
Lamar Texas Limited Partnership                      Texas
Michigan Logos, Inc.                                 Michigan
Minnesota Logos, Inc.                                Minnesota
Missouri Logos, LLC                                  Missouri
Nebraska Logos, Inc.                                 Nebraska
Nevada Logos, Inc.                                   Nevada
New Mexico Logos, Inc.                               New Mexico
Ohio Logos, Inc.                                     Ohio
Outdoor Promotions West, LLC                         Delaware
Parsons Development Company                          Florida
Revolution Outdoor Advertising, Inc.                 Florida
South Carolina Logos, Inc.                           South Carolina
Tennessee Logos, Inc.                                Tennessee
Texas Logos, L.P.                                    Texas

                                             STATE OR OTHER JURISDICTION
                                                 OF INCORPORATION OR
                                             ORGANIZATION AS SPECIFIED IN
SUBSIDIARY                                          ITS CHARTER

TLC Properties II, Inc.                               Texas
TLC Properties, Inc.                                  Louisiana
TLC Properties, L.L.C.                                Louisiana
Transit America Las Vegas, L.L.C.                     Delaware
Triumph Outdoor Rhode Island, LLC                     Delaware
Triumph Outdoor Holdings, LLC                         Delaware
Utah Logos, Inc.                                      Utah
Virginia Logos, LLC                                   Virginia
The Lamar Company, L.L.C.                             Louisiana
Lamar Advertising of Penn, LLC                        Delaware
Lamar Advertising of Louisiana, L.L.C.                Louisiana
Lamar Florida, Inc.                                   Florida
Lamar Advan, Inc.                                     Pennsylvania
Lamar T.T.R., L.L.C.                                  Arizona
Lamar Central Outdoor, Inc.                           Delaware
Lamar Advantage GP Company, LLC                       Delaware
Lamar Advantage LP Company, LLC                       Delaware
Lamar Advantage Outdoor Company, L.P.                 Delaware
Lamar Advantage Holding Company                       Delaware
Lamar Oklahoma Holding Company, Inc.                  Oklahoma
Lamar Advertising of Oklahoma, Inc.                   Oklahoma
Lamar Benches, Inc.                                   Oklahoma
Lamar I-40 West, Inc.                                 Oklahoma
Georgia Logos, L.L.C.                                 Georgia
Mississippi Logos, L.L.C.                             Mississippi
New Jersey Logos, L.L.C.                              New Jersey
Oklahoma Logos, L.L.C.                                Oklahoma
Interstate Logos, L.L.C.                              Louisiana
LC Billboard L.L.C.                                   Delaware
Lamar Ohio Outdoor Holding Corp.                      Ohio
Outdoor Marketing Systems, Inc.                       Pennsylvania
Outdoor Marketing Systems, LLC                        Pennsylvania
Lamar Advertising Southwest, Inc.                     Nevada
Lamar Transit Advertising of New Orleans, LLC         Delaware
Lamar DOA Tennessee Holdings, Inc.                    Delaware
Lamar DOA Tennessee, Inc.                             Delaware
Maine Logos, L.L.C.                                   Maine
Trans West Outdoor Advertising, Inc.                  California

                                      -3-

                                             STATE OR OTHER JURISDICTION
                                                 OF INCORPORATION OR
                                             ORGANIZATION AS SPECIFIED IN
SUBSIDIARY                                          ITS CHARTER

Washington Logos, L.L.C.                             Washington
Lamar Pinnacle Acquisition Co.                       Georgia
Delite Outdoor Advertising, Inc.                     Delaware
Lamar Delite 2003, Inc.                              Delaware
Stokely Ad Agency, L.L.C.                            Oklahoma
Missouri Logos, a Partnership                        Missouri

                                                                         ANNEX B

               [FORM OF OPINION OF OUTSIDE COUNSEL TO THE COMPANY]

      Palmer & Dodge LLP shall have furnished to the Underwriters their written opinion, as counsel to the Company, addressed to the Underwriters and dated the Closing Date or the Additional Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters, substantially to the effect set forth below:

           (i) the Company is validly existing as a corporation and in good standing under the laws of the State of Delaware with corporate power and authority to enter into the this Agreement, the Indenture and the Supplemental Indenture and to issue, sell and deliver the Securities and the Underlying Securities to the Underwriters as provided therein;

          (ii) the Securities have been duly authorized by the Company, when executed and authenticated in accordance with the provisions of the Indenture, as supplemented by the Supplemental Indenture, and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, the Securities will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity, and will be entitled to the benefits of the Indenture, as supplemented by the Supplemental Indenture, pursuant to which such Securities are to be issued;

         (iii) the Underlying Securities reserved for issuance upon conversion of the Securities have been duly authorized and reserved and, when issued upon conversion of the Securities in accordance with the terms of the Securities, will be validly issued, fully paid and non-assessable and the issuance of the Underlying Securities will not be subject to any preemptive or similar rights under the Company's Certificate of Incorporation or Bylaws or under the Delaware General Corporation Law.

          (iv) the Underwriting Agreement has been duly authorized, executed and delivered by the Company;

           (v) each of the Indenture and the Supplemental Indenture has been duly authorized, and when executed and delivered by the Company, the Indenture, as supplemented by the Supplemental Indenture, will be a valid and binding agreement of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity and except as rights to indemnification;

          (vi) the shares of Class A Common Stock issuable upon conversion of the Securities have been duly authorized, and when issued upon conversion of the Securities in accordance with the terms of the Indenture and the Securities, will be validly issued, fully paid and nonassessable;

         (vii) each of the Underwriting Agreement, the Indenture and the Supplemental Indenture is a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms;

        (viii) each Transaction Document conforms in all material respects to the descriptions thereof contained in the Prospectus;

          (ix) neither the issuance, sale or delivery of the Securities, nor the execution, delivery or performance of the Underwriting Agreement, the Indenture, as supplemented by the Supplemental Indenture, or compliance by the Company with the provisions of the Underwriting Agreement or the Indenture, as supplemented by the Supplemental Indenture, nor consummation by the Company of the transactions contemplated thereby constitutes or will constitute a violation or breach of, or a default under, the certificate of incorporation or bylaws, the certificate of formation or operating agreement, or the partnership agreement or other organizational documents of the Company or any of its subsidiaries or any document filed by the Company with the Securities and Exchange Commission as an exhibit to any filing on the Form 10-K for the year ended December 31, 2002 and on any 10-Q or 8-K filed on or after January 1, 2003, or will result in the creation or imposition of any lien, charge or encumbrance pursuant to any such agreement, indenture, lease or other instrument upon any property or assets of the Company or any of its subsidiaries, nor will any such action result in any violation of any existing law, regulation, ruling (assuming compliance with all applicable state securities and Blue Sky laws), judgment, injunction, order or decree known to such counsel, to be applicable to the Company, its subsidiaries or any of their respective properties;

           (x) the statements in the Prospectus under the handling "Material United States Federal Income Tax Considerations," to the extent that they constitute summaries of matters of law or regulation or legal conclusions, fairly summarize the matter described therein in all material respects;

          (xi) the Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus will not be, an "investment company" or an entity "controlled" by an "investment company" within the meaning of the Investment Company Act; and

         (xii) neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Company as described in the Registration State-ment and Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors; and

        (xiii) the documents incorporated by reference in the Prospectus or any further amendment or supplement thereto made by the Company prior to the Closing Date or the Additional Closing Date, as the case may be, (other than the financial statements and related schedules therein, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder; and such counsel has no reason to believe that any of such documents, when such documents became effective or were so filed, as the case may be contained, in the case of a registration statement which became effective under the Securities Act, any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or, in the case of other documents which were filed under the Exchange Act with the Commission, any untrue statements of a material fact or omitted to state a material fact necessary in order to make the statement therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading.

      In giving such opinion, such counsel may limit its opinion to the law of The Commonwealth of Massachusetts, the Delaware General Corporation Law and the federal law of the United States. Counsel may rely upon an opinion or opinions, each dated the Closing Date, of other counsel retained by them or the Company as to laws of any jurisdiction other than the United States, the State of Delaware or the Commonwealth of Massachusetts, provided that (1) each such local counsel is acceptable to you, (2) such reliance is expressly authorized by each opinion so relied upon and a copy of each such opinion is delivered to the Underwriters and is in form and substance reasonably satisfactory to the Underwriters and your counsel, and (3) counsel shall state in their opinion that they believe that they and the Underwriters are justified in relying thereon.

      For purposes of the opinions in the foregoing clauses (ii), (iii) and
(iv), insofar as such opinions relate to enforceability, such counsel may assume that the law of Massachusetts governed, notwithstanding the recitation in such instruments that the law of another jurisdiction govern.

      In addition to the matters set forth above, such opinion shall also contain a statement to the effect that, although counsel has not undertaken, except as otherwise indicated in their opinion, to determine independently, and does not assume any responsibility for, the accuracy or completeness of the statements in the Prospectus, such counsel has participated in the preparation of the Prospectus, including review and discussion of the contents thereof, and nothing has come to the attention of such counsel that has caused it to believe that the Prospectus, and any amendment or supplement thereto, as of the date thereof and the Closing

Date or the Additional Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and the notes thereto and the schedules and other financial and statistical data included in the Prospectus).

      The opinion of Palmer & Dodge LLP described above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

                                                                         ANNEX C

      Kean, Miller, Hawthorne, D'Armond, McCowan & Jarman, L.L.P. shall have furnished to the Underwriters their written opinion, as counsel to the Company and its subsidiaries, addressed to the Underwriters and dated the Closing Date or the Additional Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters, substantially to the effect set forth below.

           (i) the Company is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not have, individually or in the aggregate, a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and its Subsidiaries taken as a whole;

          (ii) each of its Subsidiaries is a corporation, partnership or limited liability company duly organized and validly existing in good standing under the laws of the jurisdiction of its organization, with full corporate, partnership or limited liability company power and authority, as the case may be, to own, lease, and operate its properties and to conduct its business as described in the Registration Statement and Prospectus (and any amendment or supplement thereto); and all the outstanding shares of capital stock or other equity interests of each of its subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, and are owned by the Company, except as disclosed in the Registration Statement and Prospectus, directly, or indirectly through one of the other subsidiaries free and clear of any perfected security interest, or, to the best knowledge of such counsel after reasonable inquiry, any other security interest, lien, adverse claim, equity or other encumbrance;

         (iii) the authorized and outstanding capital stock of the Company is as set forth under the caption "Capitalization" in the Registration Statement and Prospectus; and all the outstanding shares of capital stock of the Company have been duly authorized and validly issued, and are fully paid and nonassessable and free of any pre-emptive or to the best knowledge of such counsel, similar rights; and

          (iv) to the best knowledge of such counsel (A) other than as described or contemplated in the Registration Statement and Prospectus (or any supplement thereto), there are no legal or governmental proceedings pending or threatened against the Company or any of the subsidiaries, or to which the Company or any of its subsidiaries, or any of their property, is subject, which would be required to be described in the Registration Statement and Prospectus if it were a prospectus included in a registration statement on Form S-3 that are not described in the Registration Statement and Prospectus (or any amendment or supplement thereto) and (B) there are no agree-ments, contracts, indentures, leases or other instruments, that would be required to be described in the Registration Statement and Prospectus if it were a prospectus included in a registration statement on Form S-3 that are not described in the Registration Statement and Prospectus (or any amendment or supplement thereto).

      In addition to the matters set forth above, such opinion shall also contain a statement to the effect that, although counsel has not undertaken, except as otherwise indicated in their opinion, to determine independently, and does not assume any responsibility for, the accuracy or completeness of the statements in the Registration Statement and Prospectus, such counsel has reviewed the Registration Statement and Prospectus, and nothing has come to the attention of such counsel that has caused it to believe (i) that the Registration Statement and Prospectus, and any amendment thereto, as of the date thereof and the Closing Date or the Additional Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and the notes thereto and the schedules and other financial and statistical data included in the Registration Statement and Prospectus).

      In giving such opinions, such counsel may (a) limit its opinion to the federal laws of the United States, the law of the State of Louisiana, the General Corporation Law of the State of Delaware and the corporation, partnership and limited liability company statutes of the jurisdictions of incorporation or organization of each of the Subsidiaries; (b) disclaim its opinion as to any provision of the Transaction Documents which purports to exculpate any person thereby or grant rights of indemnification that may violate public policy, and to the extent enforceability of such provision may be limited under state securities laws. For purposes of the opinions in clauses (v) above, to the extent such opinions relate to enforceability, such counsel may assume that the law of Louisiana governs, notwithstanding the recitation in such instruments that the law of another jurisdiction govern.

      The opinion of Kean, Miller, Hawthorne, D'Armond, McCowan & Jarman, L.L.P. described above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

                                                                         ANNEX D

               [FORM OF OPINION OF GENERAL COUNSEL OF THE COMPANY]

      James R. McIlwain, Esq. shall have furnished to the Underwriters his written opinion, as general counsel to the Company, addressed to the Underwriters and dated the Closing Date or the Additional Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters, substantially to the effect set forth below:

           (i) the Company and each of its subsidiaries has corporate power and authority, and all necessary governmental authorizations, approvals, orders, licenses, certificates, franchises and permits of and from all governmental regulatory officials and bodies (except where the failure so to have any such authorizations, approvals, orders, licenses, certificates, franchises or permits, individually or in the aggregate, would not have a material adverse effect on the business, properties, operations or financial condition of the Company and its subsidiaries taken as a whole), to own their respective properties and to conduct their respective businesses as now being conducted, as described in the Prospectus;

          (ii) to the best of his knowledge, other than as described or contemplated in the Prospectus (or any amendment or supplement thereto), there are no legal or governmental proceedings pending or threatened against the Company or any of its subsidiaries, or to which the Company or any of its subsidiaries, or any of their property, is subject, which are required to be disclosed and are not disclosed;

         (iii) to the best of his knowledge, there are no agreements, contracts, indentures, leases or other instruments, which are required to be disclosed that are not disclosed;

          (iv) neither the Company nor any of its subsidiaries (A) is in violation of its respective certificate of incorporation or bylaws, certificate of formation or operating agreement, partnership agreement or other organizational documents, (B) to the best knowledge of such counsel after reasonable inquiry, is in default in the performance of any material obligation, agreement or condition contained in any bond, debenture, note or other evidence of indebtedness, except as may be disclosed in the Prospectus or (C) is in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of its subsidiaries or of any decree of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries which default or violation in the case of either clause (B) or (C), either individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect;

           (v) except as described in the Prospectus, there are no outstanding options, warrants or other rights calling for the issuance of, and such counsel does not know of any commitment, plan or arrangement to issue, any shares of capital stock of the Company or any security convertible into or exchangeable or exercisable for capital stock of the Company;

          (vi) except as described in the Prospectus, there is no holder of any security of the Company or any other person who has the right, contractual or otherwise, to cause the Company to sell or otherwise issue to them, or to permit them to underwrite the sale of, the Securities or the right to have any securities of the Company included in or the right to require registration under the Securities Act of 1933, as amended, of any securities of the Company; and

         (vii) the statements in the Prospectus under the caption "Risk Factors
      - Our operations are significantly impacted by the regulation of outdoor advertising by federal, state and local governments" and the Company's Form 10-K for the year ended December 31, 2002 under Item 1. "Business - Regulation," insofar as such statements constitute a summary of regulatory matters relating to the outdoor advertising industry, fairly describe the regulatory matters relating to such industry.

      In addition to the matters set forth above, such opinion shall also contain a statement to the effect that nothing has come to the attention of such counsel that has caused it to believe that the Prospectus, and any amendment thereto as of the date thereof or the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and the notes thereto and the schedules and other financial and statistical data included in the Prospectus).

      The opinion of James R. McIlwain, Esq. described above shall be rendered to the Underwriters at the request of the Issuer and shall so state therein.

                                                                         ANNEX E

                                                                June 6, 2003



J.P. MORGAN SECURITIES INC.
277 Park Avenue
New York, NY  10172

MORGAN STANLEY & CO. INCORPORATED
1585 Broadway
New York, NY 10036

As Representatives of

the several Underwriters listed in
Schedule 1 to the Underwriting
Agreement referred to below

        Re: Lamar Advertising Company Offering of Convertible Notes
            --------------------------------------------------------


Ladies and Gentlemen:

      The undersigned understands that you, as Representatives of the several Underwriters, propose to enter into an Underwriting Agreement (the "Underwriting Agreement") with Lamar Advertising Company, a Delaware corporation (the "Company"), providing for the public offering (the "Offering") by the several underwriters named in Schedule 1 to the Underwriting Agreement (the "Underwriters") of Convertible Notes of the Company (the "Securities"). The Convertible Notes will be convertible, at the option of the holder thereof, into shares of Class A Common Stock, par value $0.001 per share, of the Company (together with the Company's Class B Common Stock, par value $0.001 per share, the "Common Stock").

      In consideration of the Underwriters' agreement to purchase and make the Offering of the Securities, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated, on behalf of the Underwrit-

                                      -2-
ers, the undersigned will not, during the period ending 90 days after the date of the prospectus supplement relating to the Offering (the "Prospectus Supplement"), (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of the Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant) or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) the sale of any Common Stock to the Underwriters pursuant to the Underwriting Agreement, (b) transactions relating to the shares of Common Stock or other securities acquired in open market transactions after the completion of the Offering, (c) bona fide gifts or distributions (including if the stockholder is a partnership, to its partners) without consideration to individuals who (i) concurrently deliver to you a letter substantially in the form of this letter and (ii) as a result of such transfer or distribution, will not be required to make, or shall not voluntarily make, a filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (other than a filing on Form 5 made after the expiration of the 90-day period referenced above), (d) transfers which occur by operation of law, such as the rules of intestate succession or statutes governing the effects of a merger, provided the transferee shall be bound by the terms of this letter, or (e) the exercise of options (including a cashless exercise) or conversion of convertible securities outstanding as of the date hereof, provided that the shares received upon such conversion or exercise shall be subject to the terms of this letter. In addition, the undersigned agrees that, without the prior written consent of J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated, on behalf of the Underwriters, it will not, during the period ending 90 days after the date of the Prospectus Supplement, make any demand for or exercise any right with respect to the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

      In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

      The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

      The undersigned understands that, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Securities to be sold thereunder, the undersigned shall be released from all obligations under this Letter Agreement.

      The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the offering in reliance upon this Letter Agreement.

                                      -4-
      This Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

                                    Very truly yours,

                                    [NAME OF STOCKHOLDER]



                                    By:_______________________________________
                                       Name:
                                       Title: